                             UNION TEXAS PETROLEUM

                           DEFERRED COMPENSATION PLAN














                            As Amended and Restated
                           Effective February 4, 1998

                             UNION TEXAS PETROLEUM

                           DEFERRED COMPENSATION PLAN

                                                                                                             Page
                                                                                                             ----
Section 1         Definitions ............................................................................     2

Section 2         Administration .........................................................................     5

Section 3         Participants ...........................................................................     6

Section 4         Deferrals ..............................................................................     6

Section 5         General Provisions .....................................................................    12

                             UNION TEXAS PETROLEUM
                           DEFERRED COMPENSATION PLAN
                                    PREAMBLE

                  WHEREAS, to assist the ability of Union Texas Petroleum Holdings, Inc. (the "Company") to attract and retain exceptional key employees and individuals to serve on its Board of Directors, the Company has heretofore adopted on May 9, 1997 the Union Texas Deferred Compensation Plan (the "Plan") which permits those persons the ability to defer compensation on an elective basis;
                  WHEREAS, the Company desires to align more closely the interests of those eligible individuals electing to the defer compensation with the interests of the stockholders of the Company by permitting certain deferrals to be in the form of restricted shares of common stock of the Company or in phantom shares of common stock of the Company; and

                  WHEREAS, the Company desires to amend the Plan in several respects as provided herein;

                  NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as follows, effective February 4, 1998; provided, however, this amendment and restatement shall not operate or be construed to adversely affect or change any Participant elections previously made under the Plan.

                                   SECTION 1

                                  DEFINITIONS

                  For purposes of the Plan, the following terms shall have the meanings indicated:

         1.1      Account means a ledger account established for a Participant.

         1.2 Affiliate means (i) an entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         1.3 Annual Incentive Compensation means the annual incentive bonus payable to a Participant with respect to any year, to the extent such bonus is otherwise earned.

         1.4 Base Compensation means the Participant's base salary payable for the applicable year or the remainder of the applicable year, as the case may be, exclusive of all other items of compensation.

         1.5 Beneficiary means the person(s) designated by a Participant, on a form provided by and filed with the Company's Human Resources Department, to receive payment by the Employer pursuant to the Plan in the event of his or her death. A Participant may change his or her beneficiary designation at any time. If no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's surviving spouse or, if none, his or her estate.

         1.6      Board means the Board of Directors of the Company.

         1.7 Cause means the Employee's engaging in fraud, misappropriation of property of the Employer or willful misconduct damaging to such property or business of the Employer or a Director removed with cause at a meeting of the stockholders pursuant to the Bylaws of the Employer.

         1.8      Change in Control means a Change in Control as defined in
Section 8 of the Company's 1994 Incentive Plan, as amended from time to time.

         1.9 Common Stock means the common stock, par value $.05 per share, of the Company.

         1.10 Committee means the Organization and Compensation Committee of the Board or, when it is necessary or desirable, the Section 16 Committee, as defined in the Company's 1994 Incentive Plan, as amended from time to time.

         1.11 Designated Payment Date means the date on which all or part of an Account is to be paid to a Participant (or Beneficiary) pursuant to the Participant's deferral election.

         1.12 Director means a member of the Board who is not also an employee of the Employer or an Affiliate.

         1.13 Director Fees means the Director's annual retainer for such year and any meeting fees for each regular and special meeting and any committee meeting attended by the Director during the applicable year.

         1.14 Employee means an employee of the Employer, including any Officer, in salary grade 15 of the Company (or its equivalent) or above.

         1.15 Employer means the Company and its Affiliates; provided, however, as used with respect to any specified Participant, it shall mean the employing entity of such Participant.

         1.16 Executive means an Employee, including any Officer, in salary grade 17 of the Company (or its equivalent) or above.

         1.17 Fair Market Value means, if the shares of Common Stock are traded on a national stock exchange, the fair market value of a share of Common Stock on the particular date shall be equal to the average of the reported high and low sales prices of the share of Common Stock on such exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the shares are so reported. If the shares of Common Stock are publicly traded but are not traded on a national stock exchange at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the closing bid and asked price of the share on the most recent date the shares were publicly traded. In the event the shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         1.18 Interest Account means a subaccount of an Account that is credited with interest periodically at such times and rates as may be established from time to time by the Committee (or its designee) in its sole discretion.

         1.19 Investment Account means the Phantom Stock Account, Mutual Fund Account and Interest Account, as applicable.

         1.20 Mutual Fund Account means a subaccount of an Account that is credited with phantom units in one or more of the mutual funds listed on Attachment A hereto.

         1.21 Officer means an Employee who is an officer of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         1.22 Participant means each Employee and Director who participates in the Plan.

         1.23 Permanent Disability means (i) with respect to an Employee of the Employer of any Affiliate, becoming permanently disabled under the standards of the Employer's or Affiliate's disability program as determined by the Committee or (ii) with respect to a Director, the inability to perform the duties and services as a director of the Company by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

         1.24     Phantom Stock means a notional share of Common Stock.

         1.25 Phantom Stock Account means a subaccount of an Account that is credited with shares of Phantom Stock.

         1.26 Plan means the Union Texas Petroleum Deferred Compensation Plan as amended from time to time.

         1.27 Restricted Stock means a share of Common Stock that is subject to restrictions on transfer and a substantial risk of forfeiture for purposes of Section 83 of the Internal Revenue Code, as amended; provided, however, shares of Restricted Stock may be surrendered to the Employer as provided in
Section 5.3 of the Plan.

         1.28 Termination means an Employee's termination of employment with the Company and its Affiliates or a Director's ceasing to be a member of the Board, whichever is applicable.

                                   SECTION 2

                                 ADMINISTRATION

         2.1 Committee. The Plan shall be administered by the Committee. The Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. The Committee may delegate the ministerial duties under the Plan to other parties who may or may not be employees of the Company. All actions and decisions of the Committee shall be final and binding upon all Participants and Beneficiaries. No member of the Committee shall vote on any matter that pertains solely to himself or herself.

                  Notwithstanding the foregoing, the Section 16 Committee shall have full power and authority to take any of the actions described above and any other action necessary or desirable to ensure compliance with the requirements of, and to provide the exemption of transactions under the Plan pursuant to, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                   SECTION 3

                                  PARTICIPANTS

         3.1 Participants. Each Officer, Employee and Director shall be eligible to participate in the Plan as provided herein; provided, however, notwithstanding the foregoing, the Committee may specify that one or more Employees shall be ineligible to participate in the Plan or in a specified feature of the Plan if the Committee determines, in its sole discretion, that participation by such designated Employee(s) may cause the Plan to cease to be a "top-hat" plan for purposes of Employee Retirement Income Security Act of 1974, as amended.

                                   SECTION 4

                                   DEFERRALS

         4.1 Base Compensation Deferrals. Before the beginning of any future calendar quarter of any year (or, with respect to an Executive who first becomes eligible to participate during a year, on or before the date on which the Executive becomes eligible to begin participating), each Executive may elect to have a designated percentage (in increments of 10%, but not exceeding 50%)
of his or her Base Compensation for that year (or, his or her Base Compensation for the remainder of such year, as the case may be) deferred in an Account under the Plan; provided, however, in no event shall a Participant's deferral election be given effect with respect to any pay period to the extent it would reduce the amount of base salary that is to be paid to the Participant to less than the amount of such Participant's voluntary payroll deductions (other than deferrals under any other nonqualified deferred compensation plan of the Employer) for that pay period, including, but not limited to, premiums for insurance coverages, flexible spending account amounts, employee qualified plan contributions, government savings bonds, charitable contributions, payments on loans, and bank account deposits, and applicable taxes required to be withheld by the Company. The Participant's election shall be made on a form approved by the Company, which shall govern the amount deferred, the timing of the payment of the Account, and the investment of the Account during such deferral period pending its payment by the Employer. A Participant's deferral election hereunder (i) may be revoked or changed only as of the beginning of a future calendar quarter and (ii) shall apply only with respect to the Base Compensation earned during that specified calendar year or partial year, as the case may be.

         4.2 Annual Incentive Compensation Deferrals. Before October 1 of any year, each Employee for that year may elect to have all or a designated percentage (in increments of 25%) of his or her Annual Incentive Compensation that may become earned with respect to that year deferred in an Account under the Plan until a future date or dates as specified by the Participant. The Participant's election shall be irrevocable and shall be made on a form prescribed by the Company, which shall govern the amount deferred, the timing of the payment of the Account, and the investment of the Account during such deferral period pending its payment by the Employer. A

Participant's deferral election hereunder shall apply only to the Annual Incentive Compensation earned, if any, with respect to the specified calendar year.

         4.3 Restricted Stock Deferrals. An Officer or Director may elect to have all or a portion (in increments of 25%) of his or her Annual Incentive Compensation or Director's Fees that may become earned or be payable, as the case may be, with respect to a year paid in the form of shares of Restricted Stock having a Fair Market Value (disregarding the restrictions) equal to the amount of cash compensation that would otherwise be earned or payable. Such deferral election with respect to any year must be made (i) with respect to an Officer, October 1, and (ii) with respect to a Director, January 1 of the year. The shares of Restricted Stock shall vest (i.e., the restrictions thereon shall lapse) at the rate of 25% per year on each January 1 following the date the Restricted Stock is issued to the Participant, unless the Participant, in the deferral election, elects for the restrictions on the Restricted Stock to lapse on or beginning on a specified January 1 that is no earlier than the fourth January 1 following the date the Restricted Stock is credited to the Participant. In the event of such an election, the Participant may also specify a different "lapse" rate for the restrictions on the Restricted Stock, provided it is in increments of 5%. The deferral election shall be irrevocable and shall be made on a form provided by the Company, which shall govern the amount deferred and the timing of the lapse of the restrictions. All dividends and other distributions made with respect to shares of Restricted Stock during the restricted period shall be fully vested and paid currently to the Participant. A Participant shall be entitled to vote his or her shares of Restricted Stock. Upon a Participant's Termination due to death or Permanent Disability or an involuntary Termination other than for Cause, the restrictions shall automatically lapse on all of the Participant's shares of Restricted Stock. Upon a Termination for any other reason, a Participant's shares of

Restricted Stock shall be automatically forfeited, unless and to the extent the Committee, in its sole discretion, elects to waive such forfeiture.

         4.4 Director Fees Deferrals. Before January 1 of any year (or, with respect to an individual who first becomes a Director during a year, within 30 days of the date on which he or she becomes a Director), each Director may elect to have all or a portion (in increments of 25%) of his or her Director Fees for that year (or, if applicable, the remainder of the year) deferred in an Account under the Plan. The election shall be irrevocable and shall be made on a form prescribed by the Company, which shall govern the amount deferred, the timing of the payment of the Account, and the investment of the Account during such deferral period pending its payment by the Company. A Participant's deferral election hereunder shall apply only to Director Fees earned during that year or partial year, as the case may be. If a Director has not made a deferral election with respect to a year, the Director Fees payable to the Director for that year shall be paid in accordance with the Company's normal practices.

         4.5 Accounts. The Company shall establish one or more Accounts for each Participant who has elected to defer compensation under the Plan, other than in the form of shares of Restricted Stock, for the purpose of reflecting the Employer's obligation to pay the compensation deferred by such Participant, as adjusted for any investment gains or losses of such Account(s) under the Plan.

         4.6 Investment of Accounts. A Participant may direct that all or a specified percentage (in increments of 5%) of his or her Account established for any year be "invested" (i.e., credited on an Employer ledger account) in one or more of the Investment Accounts. If the Account is directed by the Participant to be invested in more than one of the Investment Accounts, the Employer shall establish separate subaccounts under the Participant's Account, which shall be credited (i) with respect to deferrals in Phantom Stock, whole and fractional shares of Phantom Stock as of the dates of the deferrals, and with phantom dividends with respect to the credited shares of Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock on the applicable date, (ii) with respect to deferrals in the Mutual Fund Account, with whole and fractional phantom units in such mutual fund(s) as of the dates of the deferrals and with phantom distributions on such units, which shall be credited as being reinvested in additional phantom units in such mutual fund(s), and (iii) with respect to deferrals in the Interest Account, with interest at the rate provided by the Interest Account.

         4.7 Changes in Investment Elections. Except as provided below, a Participant may direct that all or a specified percentage (in increments of 5%) of any of his or her Account(s) be reinvested in one or more of the other Investment Accounts in accordance with Plan procedures as established from time to time by the Committee (or its designee). This election shall be in such form as the Company shall establish from time to time. However, the foregoing shall not operate or be construed from permitting a Participant to irrevocably waive (in such manner as may be approved by the Company) the ability to direct that his or her Phantom Stock Account be reinvested in one or more of the other Investment Accounts under the Plan.

         4.8 Payment of Accounts. Upon a Participant's Designated Payment Date, the Employer shall pay to the Participant (or to his or her Beneficiary in case of the Participant's death) an amount in cash equal to the balance (or applicable designated portion thereof) then credited to the Participant's affected Account(s), except that any payment with respect to shares of Phantom Stock shall be made, to the extent practical, in shares of Common Stock with any balance paid in cash. The forms of payment permitted to be designated by a Participant under the Plan are as follows:

         (a)      a lump sum payment; or

         (b) consecutive annual installments over a period not to exceed 15 years, with the amount of each installment being equal to a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid, including the installment then being paid.

         4.9 Committee Acceleration of Payments. Notwithstanding a Participant's deferral election to the contrary, the Committee, in its sole discretion, may accelerate the payment of all or part of the balance of a Participant's Account(s) upon its determination that the Participant has incurred a "severe financial hardship" resulting from a sudden and unexpected illness or accident of such person or of a dependent, a loss of such person's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such person. The Committee, in making its determination of severe financial hardship may consider such factors and require such information as it deems appropriate, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of such person's assets, to the extent liquidation of such assets will not itself cause severe financial hardship.

         4.10 Acceleration of Payments Upon a Change in Control. Notwithstanding anything in the Plan to the contrary, effective upon a Change in Control (i) all restrictions on shares of Restricted Stock shall automatically lapse and (ii) the Employer shall pay the Participants the then balance of his or her Account(s) in a lump sum in cash; provided, however, notwithstanding the foregoing, if it is intended by the Board or the Committee that the transaction constituting the Change in Control be accounted for as a "pooling of interests" and the cashout of the Phantom Stock

Accounts would otherwise preclude such accounting treatment, such Phantom Stock Accounts shall be paid in shares of Common Stock immediately prior to such Change in Control, with any fractional Phantom Stock paid in cash.

                                   SECTION 5

                               GENERAL PROVISIONS

         5.1 Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Employer. The Employer is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments, which the Employer may make to fulfill this obligation shall at all times remain in the Employer. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Employer and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Employer whatsoever. The Participants (and Beneficiaries) shall have no claim against the Employer for any changes in the value of any Accounts and shall be general unsecured creditors of the Employer with respect to any payment due under this Plan.

         5.2 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or

Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

         5.3 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process. Notwithstanding the foregoing however, a Participant may surrender shares of Restricted Stock under this Plan to exercise a stock-based award under another stock plan of the Company provided that such other award is paid in shares of Common Stock that, to the extent of the shares of Restricted Stock surrendered, are subject to the same substantial risks of forfeiture as such surrendered shares.

         5.4 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Employer or any Affiliate, nor interfere in any way with the right of the Employer or any Affiliate to terminate the employment of such Participant at any time without assigning any reason therefor.

         5.5 Withholding Taxes. Appropriate taxes shall be withheld from the Participant's compensation with respect to all deferrals made under, and from all payments made pursuant to, the Plan.

         5.6 Termination and Amendment. The Board or Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, without the consent of any Participant and if the Plan is suspended or terminated, the Board or Committee may reinstate any or all of its provisions. However, no amendment, suspension or termination of the Plan may impair the right of a Participant or his or her Beneficiary to receive the benefit accrued hereunder prior to the effective date of such amendment, suspension or termination.

         5.7 Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, this Plan shall be operated in compliance with Section 16(b) thereof and, if any Plan provision or transaction is found not to comply with Section 16(b), that provision or transaction, as the case may be, shall be deemed null and void ab initio. Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers and directors subject to Section 16(b) without so restricting, limiting or conditioning the Plan with respect to other Participants.

         5.8 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities or property) with respect to which deferrals may be made and (ii) the number and type of shares of Common Stock (or other securities or property) subject to outstanding deferrals.

         5.9 Sources of Shares. Any shares of Common Stock delivered pursuant to this Plan shall consist solely of treasury shares or shares purchased on the open market.

         5.10 Share Certificates. All certificates for shares of Restricted Stock or Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such shares or other securities are then listed, and any applicable federal or state laws. In addition, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, and any such restrictions as are imposed by the Plan, including, with respect to Restricted Stock, the restrictions on transferability and vesting. Unless otherwise approved by the Committee, certificates representing shares of Restricted Stock will be held in escrow by the Company until such time as such restrictions have expired or the shares have been forfeited.

         5.11 Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Texas.


                                      UNION TEXAS PETROLEUM
                                      HOLDINGS, INC.


                                      By: /s/ JOHN L. WHITMIRE
                                          --------------------------------------
                                          John L. Whitmire
                                          Chairman and Chief Executive Officer